Exhibit 10.9

MONDELĒZ INTERNATIONAL, INC.

LONG-TERM INCENTIVE PLAN

(2014 – 2015 Performance Cycle)

AWARD AGREEMENT

(162(m) Participants)

1. Grant of LTIP Award.

(a) LTIP Award. In consideration of the Participant’s agreement to provide services to Mondelēz International, Inc., a corporation organized under the laws of the Commonwealth of Virginia (the “Company”), or to any entity that directly or indirectly through one or more intermediaries controls or is controlled by the Company (the “Affiliate”), and for other good and valuable consideration, the Company hereby grants as of the Date set forth in the LTIP Award Notice (the “Notice”) to the Participant named in the Notice (the “Participant”) an LTIP Award with respect to the Performance Cycle set forth in the Notice, subject to the terms and provisions of the Notice, this LTIP Award Agreement, including any country-specific appendix (this “Agreement”), the Company’s Long-Term Incentive Plan, as amended from time to time (the “LTI Plan”) and the Company’s Amended and Restated 2005 Performance Incentive Plan, as amended from time to time (the “2005 Plan”). Unless and until the LTIP Award becomes payable in the manner set forth in Section 3 hereof, the Participant shall have no right to payment of the LTIP Award. Prior to payment of the LTIP Award, the LTIP Award shall represent an unsecured obligation of the Company, payable (if at all) from the general assets of the Company.

The Participant’s failure to reject this Agreement within 60 days will constitute the Participant’s acceptance of the LTIP Award and all terms and conditions of this LTIP Award, as set forth in this Agreement (including any appendices hereto), the LTI Plan and the 2005 Plan.

(b) Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the LTI Plan and the Notice.

(c) Incorporation of Terms of LTI Plan and 2005 Plan. The LTIP Award is subject to the terms and conditions of the LTI Plan and the 2005 Plan, each of which is incorporated herein by reference. In the event of any inconsistency between the LTI Plan and this Agreement, the terms of the LTI Plan shall control.

2. Vesting and Forfeiture.

(a) Vesting. The LTIP Award shall become payable to the extent the Performance Goals are attained, as determined by the Committee in accordance with the provisions of the LTI Plan, and the other terms and conditions set forth in the LTI Plan are satisfied, subject to Section 2(b) hereof. In the case of an LTIP Award that is intended to constitute Qualified Performance-Based Compensation, the LTIP Award shall not become payable unless and until the Committee has certified in writing whether and the extent to which the Performance Goals were attained.

(b) Forfeiture. Except as provided herein, if the Participant has not been continuously and actively employed with the Company (or an Affiliate) from the date of the Notice through the last date of the applicable Performance Cycle or if the Participant is not an employee in good standing with the Company (or an Affiliate) on the date of payment in accordance with Section 3.5 of the LTI Plan, the LTIP Award shall thereupon be forfeited immediately and without any further action by the Company. For purposes of the preceding, a Participant will not be considered to be continuously and actively employed with the Company (or an Affiliate) once he or she has stopped providing services, notwithstanding any notice period mandated under the employment laws of the country where the Participant resides (e.g., active employment would not include a period of “garden leave” or similar period pursuant to the employment laws of the country where the Participant resides), unless otherwise determined by the Company on a country-by-country basis. The Committee shall have the exclusive discretion to determine when a Participant is no longer actively employed for purposes of the LTIP Award, subject to compliance with Section 409A of the Code.

(i) Death/Disability. In the event of a Participant’s death or termination of the Participant’s active employment with the Company (or an Affiliate) as a result of the Participant’s Disability, in each case, during the first year following the commencement of a Performance Cycle, the Participant shall forfeit any rights under the LTIP Award to which the Performance Cycle relates. In the event of a Participant’s death or termination of the Participant’s active employment with the Company (or an Affiliate) as a result of the Participant’s Disability, in each case, after the first year following the commencement of a Performance Cycle, the LTIP Award shall be payable calculated based on a Performance Goal Attainment Factor equal to 100%, subject to compliance with the payment timing provisions set forth in Section 3 hereof, pro rated by applying the Participant’s Participation Period Factor.

(ii) Retirement. In the event a Participant’s active employment with the Company (or an Affiliate) terminates prior to the last date of the applicable Performance Cycle as a result of the Participant’s Early or Normal Retirement, if the Committee in its sole discretion so determines, the Participant shall receive a prorated portion of the LTIP Award that becomes payable upon actual attainment of the Performance Goals and the satisfaction of the conditions set forth in the LTI Plan, pro rated by applying the Participant’s Participation Period Factor, subject to compliance with the payment timing provisions set forth in Section 3 hereof. If the Company determines that there has been a legal judgment and/or legal development in the jurisdiction where the Participant resides that results in the favorable treatment on Early or Normal Retirement described in this section being deemed unlawful and/or discriminatory, then the Company will not apply such favorable treatment, and the Participant’s right to the LTIP Award will be treated as it would under Section 3.5(c) of the LTI Plan.

3. Payment.

(a) Form and Time of Payment.

(i) LTIP Award Share Payout. Subject to the terms of the LTI Plan, 2005 Plan and this Agreement, any LTIP Award that becomes payable in accordance with Section 2 hereof shall be paid in whole shares of Common Stock, which shall be issued in book-entry form, registered in the Participant’s name. In the event the LTIP Award Share Payout results in less than a whole number of shares of Common Stock, the LTIP Award Share Payout shall be rounded up to the next whole share of Common Stock (no fractional shares of Common Stock shall be issued in payment of an LTIP Award).

(ii) Payment Timing. Except as otherwise provided in Section 3(a)(ii)(A) or (B) hereof, the LTIP Award Share Payout shall be made as soon as practicable following the date the LTIP Award becomes payable in accordance with Section 2(a) hereof, but in any event no later than March 15 of the taxable year following the end of the Performance Cycle.

(A) Death; Disability Termination Payments. An LTIP Award that becomes payable under Section 2(b)(i) hereof in connection with a Participant’s death or termination resulting from Disability shall be paid within 75 days following the Participant’s death or termination of employment, as applicable, but in any event no later than March 15 of the taxable year following the year of death or termination from Disability.

(B) Retirement. An LTIP Award that becomes payable under Section 2(b)(ii) hereof in connection with a Participant’s Early or Normal Retirement shall be paid at the same time that all other Participants are paid the LTIP Award Share Payout in accordance with the first sentence of this Section 3(a)(ii).

(b) Conditions to Payment of LTIP Award. Notwithstanding any other provision of this Agreement (including without limitation Section 2(a) hereof):

(i) The LTIP Award shall not become payable to the Participant or his or her legal representative unless and until the Participant or his or her legal representative shall have satisfied all applicable withholding obligations for Tax-Related Items (as defined in Section 4 below), if any, in accordance with Section 4 hereof.

(ii) The Company shall not be required to issue or deliver any certificate or certificates (whether in electronic or other form) for any shares of Common Stock in payment of the LTIP Award prior to the fulfillment of all of the following conditions: (A) the admission of the Common Stock to listing on all stock exchanges on which the Common Stock is then listed, (B) the completion of any registration or other qualification of the Common Stock under any state or federal law or under rulings or regulations of the Commission or other governmental regulatory body, which the Committee shall, in its sole and absolute discretion, deem necessary and advisable, or if the offering of the Common Stock is not so registered, a determination by the Company that the issuance of the Common Stock would be exempt from any such registration or qualification requirements, (C) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the LTIP Award becomes payable as the Committee may from time to time establish for reasons of administrative convenience, subject to compliance with Section 409A of the Code.

(c) LTIP Award Payment Amount. In accordance with Section 3.3 of the LTI Plan, the LTIP Award may be reduced (including to zero) or increased (other than with respect to an LTIP Award that is intended to constitute Qualified Performance-Based Compensation) in the sole discretion of the Committee, notwithstanding the Performance Goal Attainment Factor the Committee determines has been attained.

4. Clawback Policy. In the Committee’s sole discretion, the Company may cancel all or part of the LTIP Award or require payment by the Participant to the Company of all or part of any amount or shares of Common Stock underlying any vested LTIP Award pursuant to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

5. Withholding Taxes. The Participant acknowledges that regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the LTI Plan and legally applicable to the Participant or deemed by the Company or the Employer, in their discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the LTIP Award, including the grant, vesting, or payment of this LTIP Award, the receipt of any dividends or cash payments in lieu of dividends, or the subsequent sale of shares of Common Stock; and (b) do not commit to and are under no obligation to structure the terms of the grant of the LTIP Award or any aspect of the Participant’s participation in the LTI Plan to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction.

The Company is authorized to satisfy the withholding for any or all Tax-Related Items arising from the granting, vesting, or payment of this LTIP Award or sale of shares of Common Stock issued pursuant to the LTIP Award, as the case may be, by deducting the number of shares of Common Stock having an aggregate value equal to the amount of Tax-Related Items withholding due from the LTIP Award Share

Payout or otherwise becoming subject to current taxation. If the Company satisfies the Tax-Related Items obligation by withholding a number of shares of Common Stock as described herein, for tax purposes, the Participant will be deemed to have been issued the full number of shares of Common Stock due to the Participant at vesting, notwithstanding that a number of shares of Common Stock is held back solely for the purpose of such Tax-Related Items withholding.

The Company is also authorized to satisfy the actual Tax-Related Items withholding arising from the granting, vesting or payment of this LTIP Award, the sale of shares of Common Stock issued pursuant to the LTIP Award or hypothetical withholding tax amounts if the Participant is covered under a Company tax equalization policy, as the case may be, by the remittance of the required amounts from any proceeds realized upon the open-market sale of the Common Stock received in payment of the vested LTIP Award by the Participant. Such open-market sale is on the Participant’s behalf and at the Participant’s direction pursuant to this authorization without further consent.

Furthermore, the Company and/or the Employer are authorized to satisfy the Tax-Related Items withholding arising from the granting, vesting, or payment of this LTIP Award, or sale of shares issued pursuant to the LTIP Award, as the case may be, by withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer.

If the Participant is subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Participant may elect the form of withholding in advance of any Tax-Related Items withholding event, and in the absence of the Participant’s election, the Company will deduct the number of shares of Common Stock having an aggregate value equal to the amount of Tax-Related Items withholding due from the LTIP Award Share Payout, or the Committee may determine that a particular method be used to satisfy any Tax Related Items withholding.

Shares of Common Stock deducted from the payment of this LTIP Award in satisfaction of Tax-Related Items withholding shall be valued at the Fair Market Value of the Common Stock received in payment of the vested LTIP Award on the date as of which the amount giving rise to the withholding requirement first became includible in the gross income of the Participant under applicable tax laws. If the Participant is covered by a Company tax equalization policy, the Participant also agrees to pay to the Company any additional hypothetical tax obligation calculated and paid under the terms and conditions of such tax equalization policy.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts (in accordance with Section 13(d) of the 2005 Plan) or other applicable withholding rates.

Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of his or her participation in the LTI Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Common Stock if the Participant fails to comply with his or her Tax-Related Items obligations.

6. Nature of Grant. By participating in the LTI Plan and in exchange for receiving the LTIP Award, the Participant acknowledges, understands and agrees that:

(a) the LTI Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the LTI Plan;

(b) the grant of the LTIP Award is voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of LTIP Awards, even if LTIP Awards have been granted in the past;

(c) all decisions with respect to future LTIP Award grants, if any, will be at the sole discretion of the Committee;

(d) the Participant’s participation in the LTI Plan is voluntary;

(e) the LTIP Awards and the shares of Common Stock subject to the LTIP Award are not intended to replace any pension rights or compensation;

(f) the LTIP Award and the shares of Common Stock subject to the LTIP Award and the income and the value of the same are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension, retirement or welfare benefits;

(g) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(h) no claim or entitlement to compensation or damages shall arise from forfeiture of the LTIP Award resulting from the failure to reach Performance Goals or termination of the Participant’s employment by the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of his or her employment agreement, if any), and in consideration of the LTIP Award to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company, any of its Affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any of its Affiliates or the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the LTI Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(i) unless otherwise provided in the Plan or by the Company in its discretion, the LTIP Award and the benefits evidenced by this Agreement do not create any entitlement to have the LTIP Award or any such benefits transferred to, or assumed by, another company, or to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock; and

(j) the following provisions apply only if the Participant is providing services outside the United States:

(A) the LTIP Award and the shares of Common Stock subject to the LTIP Award are not part of normal or expected compensation or salary for any purpose; and

(B) neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the LTIP Award or any shares of Common Stock delivered to the Participant upon vesting of the LTIP Award or of any proceeds resulting from the Participant’s sale of such shares.

7. Data Privacy. By participating in the LTI Plan and in exchange for receiving the LTIP Award, the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement (“Data”) and any other LTIP Award grant materials by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the LTI Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all LTIP Awards or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the LTI Plan.

The Participant understands that Data will be transferred to UBS Financial Services, Inc. (“UBS”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the LTI Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. If the Participant resides outside the United States, the Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, UBS and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the LTI Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the LTI Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the LTI Plan. If the Participant resides outside the United States, the Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant a LTIP Award or other equity awards or administer or maintain such awards. The Participant also understands that the Company has no obligation to substitute other forms of awards or compensation in lieu of the LTIP Award as a consequence of the Participant’s refusal or withdrawal of his or her consent. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the LTI Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

8. Nontransferability of LTIP Award. The LTIP Award or the interests or rights therein may not be transferred in any manner other than by will or by the laws of descent and distribution, and may not be assigned, hypothecated or otherwise pledged and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, in violation of the provisions herein, the LTIP Award shall immediately become null and void and any rights to receive a payment under the LTIP Award shall be forfeited.

9. Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of Common Stock issuable hereunder unless and until certificates representing such Common Stock (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Common Stock and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Common Stock.

10. Repayment/Forfeiture. Any payments or benefits the Participant may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with the requirements under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, rules promulgated by the Commission or any other applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any securities exchange on which the Common Stock is listed or traded, as may be in effect from time to time.

11. Adjustments. The Performance Goals, as well as the manner in which the LTIP Award Share Payout is calculated is subject to adjustment as provided in Section 2.3 of the LTI Plan and the Performance Goal Adjustment Section of the Notice. The Participant shall be notified of such adjustment and such adjustment shall be binding upon the Company and the Participant.

12. NO GUARANTEE OF CONTINUED EMPLOYMENT. THE PARTICIPANT HEREBY ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE LTIP AWARD PURSUANT TO THE PROVISIONS OF THE LTI PLAN AND THIS AGREEMENT IS EARNED ONLY IF THE PERFORMANCE GOALS ARE ATTAINED AND THE OTHER TERMS AND CONDITIONS SET FORTH IN THE LTI PLAN ARE SATISFIED AND BY THE PARTICIPANT CONTINUING TO BE EMPLOYED (SUBJECT TO THE PROVISIONS OF SECTION 2(b) HEREOF) AT THE WILL OF THE COMPANY OR AFFILIATE (AND NOT THROUGH THE ACT OF BEING EMPLOYED BY THE COMPANY OR AN AFFILIATE, BEING GRANTED AN LTIP AWARD, OR RECEIVING COMMON STOCK HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE RIGHT TO EARN A PAYMENT UNDER THE LTIP AWARD SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT DURING THE PERFORMANCE CYCLE, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR AN AFFILIATE TO TERMINATE THE PARTICIPANT’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE, AND IN ACCORDANCE WITH APPLICABLE EMPLOYMENT LAWS OF THE COUNTRY WHERE THE PARTICIPANT RESIDES OR BE INTERPRETED AS FORMING AN EMPLOYMENT OR SERVICE CONTRACT WITH THE COMPANY OR ANY AFFILIATE.

13. Entire Agreement: Governing Law. The Notice, the LTI Plan, the 2005 Plan and this Agreement, including any country-specific appendix, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except as provided in the Notice, LTI Plan, the 2005 Plan or this Agreement or by means of a writing signed by the Company and the Participant. Nothing in the Notice, the LTI Plan, the 2005 Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the LTI Plan, the 2005 Plan and this Agreement are to be construed in accordance with and governed by the substantive laws of the Commonwealth of Virginia, U.S.A., without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the substantive laws of the Commonwealth of Virginia to the rights and duties of the parties. Unless otherwise provided in the Notice, the LTI Plan, the 2005 Plan or this Agreement, the Participant is deemed to submit to the exclusive jurisdiction of the Commonwealth of Virginia, U.S.A., and agrees that such litigation shall be conducted in the courts of Henrico County, Virginia, or the federal courts for the United States for the Eastern District of Virginia, where this grant is made and/or to be performed.

14. Conformity to Securities Laws. The Participant acknowledges that the Notice, the LTI Plan, the 2005 Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Notice, the LTI Plan, the 2005 Plan and this Agreement shall be administered, and the LTIP Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Notice, the LTI Plan, the 2005 Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

15. Administration and Interpretation. The terms and provisions of the LTI Plan (a copy of which will be made available online or furnished to the Employee upon written request to the Office of the Corporate Secretary, Mondelēz International, Inc., Three Parkway North, Deerfield, Illinois 60015) are incorporated herein by reference. To the extent any provision in this Notice is inconsistent or in conflict with any term or provision of the LTI Plan, the LTI Plan shall govern. The LTIP Award, the vesting of the LTIP Award and any issuance of Common Stock upon payment of the LTIP Award are subject to, and shall be administered in accordance with, the provisions of the LTI Plan, as the same may be amended from time to time. Any question or dispute regarding the administration or interpretation of the Notice, the LTI Plan, the 2005 Plan and this Agreement shall be submitted by the Participant or by the Company to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all persons.

16. Headings. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the LTIP Award for construction or interpretation.

17. Notices. Any notice required or permitted hereunder shall be (i) given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party or (ii) delivered electronically through the Company’s electronic mail system and shall be deemed effectively given upon such delivery. Any documents required to be given or delivered to the Participant related to current or future participation in the LTI Plan may also be delivered though electronic means as described in Section 24 below.

18. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assign.

19. Severability. Whenever feasible, each provision of the Notice, this Agreement, the LTI Plan and the 2005 Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision in the Notice, the LTI Plan, 2005 Plan or this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Notice, the LTI Plan, the 2005 Plan or this Agreement.

20. Code Section 409A. This LTIP Award is intended to be exempt from Section 409A of the Code and shall be interpreted, operated and administered in a manner consistent with such intent. This Agreement may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Nothing in the Agreement shall provide a basis for any person to take action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any amount paid under the LTIP Award granted hereunder, and neither the Company nor any of its Affiliates shall under any circumstances have any liability to any participant or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Section 409A of the Code.

21. No Advice Regarding LTIP Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the LTI Plan or the Participant’s acquisition or sale of any shares of Common Stock issued in payment of the LTIP Award. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the LTI Plan before taking any action related to the LTI Plan.

22. Language. If the Participant has received this Agreement or any other document related to the LTI Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

23. Appendix. Notwithstanding any provisions in this Agreement, the LTIP Award grant shall be subject to any special terms and conditions set forth in Appendix A to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement.

24. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the LTI Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agree to participate in the LTI Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

25. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the LTI Plan or on the LTIP Award and on any shares of Common Stock issued in payment of the LTIP Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

26. Insider Trading/Market Abuse Laws. The Participant acknowledges that, if the Participant is or becomes resident in a country outside the United States, depending on the country, the Participant may be or become subject to insider trading and/or market abuse laws, which may affect the Participant’s ability to acquire or sell shares of Common Stock under the Plan during such times as the Participant is considered to have “inside information” (as defined by the laws in the Participant’s country). The requirements of these laws may or may not be consistent with the terms of any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to be informed of and compliant with any such laws, and is hereby advised to speak to his or her personal advisor on this matter.

27. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant of the LTI Plan.

***

The Participant acknowledges that the Participant has reviewed the LTI Plan, the 2005 Plan and this Agreement (including any appendices hereto) in their entirety and fully understands their respective provisions. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the LTI Plan, the 2005 Plan or this Agreement.

If the Participant does not agree with the terms of this Agreement, the LTI Plan or the 2005 Plan, the Participant must reject the LTIP Award by emailing a notice of rejection in writing to compensation@mdlz.com no later than 60 days following the date of grant; non-rejection of the LTIP Award will constitute the Participant’s acceptance of the LTIP Award on the terms on which it is offered, as set forth in this Agreement (including any appendices hereto), the LTI Plan and the 2005 Plan.

IN WITNESS WHEREOF, this LTIP Award Agreement has been duly executed as of February 19, 2014.

MONDELĒZ INTERNATIONAL, INC.

/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary